UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2009

Unica Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51461	04-3174345
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

170 Tracer Lane, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781.487.8659

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) The board of directors of Unica Corporation (the "Company") elected Louis Hernandez, Jr., CEO of Open Solutions, Inc. as a director of the Company, effective May 12, 2009. Mr. Hernandez was elected as a Class II director and will serve until the Company's 2010 Annual Meeting of Stockholders.

Mr. Hernandez will receive compensation pursuant to the Company's compensatory arrangement with non-employee directors, including a pro-rata portion of a $15,000 annual retainer, a pro-rata portion of an annual equity grant, and, if applicable, a per meeting fee for his service on the board. Mr. Hernandez' initial equity grant consists of (i) an option to purchase 3,753 shares of common stock under the company's 2005 Stock Incentive Plan, as amended, at the exercise price equal to the fair market value of the common stock at the time of the grant, or $4.63, and (ii) 3,753 restricted stock units ("RSUs"), each RSU representing a right to recieve in the future one share of Common Stock upon vesting. The options and the RSUs will fully vest as of the next annual meeting of shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unica Corporation

May 14, 2009	By:	/s/ Kevin Shone

Name: Kevin Shone
Title: Senior Vice President and Chief Financial Officer